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                                                                   EXHIBIT 14(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our report dated December 3, 1998 for Merrill Lynch Consults International Portfolio incorporated by reference in the Registration Statement (Form N-14 No. 333-0000) and related combined Preliminary Proxy Statement and Prospectus of Merrill Lynch Consults International Portfolio and Merrill Lynch International Equity Fund filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP

MetroPark, New Jersey
October 28, 1999